                                [LOGO] PREFERRED
                                 EMPLOYERS GROUP

October 21, 1996

Ms. Julie A. Loven, President
  The New Hampshire Program Division of
New Hampshire Insurance Company
70 Pine Street
New York, NY 10270

Dear Julie:

Reference is hereby made to the Reinsurance Agreement (the "Reinsurance Agreement"), which is to be entered into by and among National Union Fire Insurance Company of Pittsburgh, PA.; The Insurance Company of the State of Pennsylvania; AIU Insurance Company and New Hampshire Insurance Company (collectively, the "AIG Companies") and the proposed reinsurance subsidiary of Preferred Employers Holdings, Inc. (the "Company") to be formed under the laws of Bermuda (the "Reinsurer").

As you are aware, in connection with the Company's proposed initial public offering of common stock, it is necessary that the Company finalize the form and content of the Reinsurance Agreement which is attached hereto as Annex A.

Please execute this letter where indicated below and initial each of the pages of the Reinsurance Agreement acknowledging your acquiescence and agreement that each of the AIG Companies is prepared to and will enter into the Reinsurance Agreement substantially in the form attached hereto as Annex A upon the formation and incorporation of the Reinsurer.

                                                Very truly yours,
                                                /s/  Mel Harris
                                                ----------------------------
                                                MEL HARRIS, Chairman and CEO

ACKNOWLEDGED AND AGREED TO:

/s/ Julie Loven
-----------------------------------
Name:
Title: President - Program Division


      Preferred Employers Group, Inc. 10800 Biscayne Boulevard, 10th Floor,
                            Miami, Florida 33161-7487
        Tel: (305) 893-4040 National: (800) 433-5755 Fax: (305) 893-8659

                              REINSURANCE AGREEMENT
                          (herinafter "this Agreement")
                                     between
            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA,
               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA,
              AIU INSURANCE COMPANY (a New York corporation), and
                         NEW HAMPSHIRE INSURANCE COMPANY
                 (hereinafter collectively called the "Company")

                                       and

                              a Bermuda corporation
                      (hereinafter called the "Reinsurer")

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

DEFINITIONS:

"Allocated Loss Expenses" shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including but not limited to court costs and costs of supersedeas and appeal bonds, and including (a) pre-judgment interest, unless included as part of the reward or judgment: (b) post-judgment interest; and (c) attorneys' fees and other legal expenses and costs, including such costs and expenses incurred in connection with coverage questions with respect to the Policies. Allocated Loss Adjustment Expense shall not include salaries and expenses of the Company's employees, or office and other overhead expenses of the Company.

"Business" shall mean Workers Compensation and Employers Liability coverage provided to companies or entities under the "Fast Food, Burger King, McDonalds, Pizza Hut and Convenience Store" insurance programs currently underwritten on behalf of the Company by Preferred Employers Group, Inc. ("PEGI'"), and any additional such programs as may be agreed by the Company and the Reinsurer.

"Dollars" or $ shall mean United States dollars.

"Gross Premiums Written" shall mean Direct Written Premiums, Additional Premiums for Policies and audit premiums covered hereunder less return premiums and cancellations. Direct Premiums written on installment premium payment policies shall be deemed to be the installment due in the period for which the account is rendered, in accordance with the Reports and Remittances article contained in this Agreement.

"IBNR" (Incurred But Not Reported) shall mean liability for future payment on Losses which have already occurred but have not yet been reported to the Company and shall also include expected future development of Outstanding Loss Reserves, [using loss development factors as determined appropriate by [the Reinsurer's][an] [the] independent actuarial consulting firm [Tillinghast and Company]].

"Incurred Losses" shall mean Losses Paid and Loss Expenses Paid plus current period Outstanding Loss Reserves.

"Line(s) of Coverage" shall mean each separate coverage contained in the policy(ies) reinsured hereunder.

"Loss" or "Losses" Shall mean payments to claimants under Policies reinsured hereunder.

"Losses Paid" shall mean Losses Paid by or on behalf of the Company less Recoveries for Salvage and Subrogation.

"Loss Expenses Paid" shall mean Allocated Loss Expenses paid by or on behalf of the Company.

"Obligations" shall mean:
(a) Losses and Allocated Loss Expenses paid by the Company but not recovered from the Reinsurer;
(b)  Outstanding Loss Reserves;
(c)  Reserves for Losses Incurred But Not Reported;
(d)  Reserves for Allocated Loss Expenses; and
(e)  Reserves for Unearned Premium.

"Outstanding Loss Reserves" shall mean losses reported to the Company which have been reserved but unpaid at any specified date.

"Policies" shall mean any and all binders, certificates, policies and contracts of insurance, accepted or held covered provisionally or otherwise.

"Ultimate Net Loss" shall mean the actual loss sustained by the Company, such loss to include Allocated Loss Expenses (except office expense and salaries of officials and employees not classified as loss adjusters), but salvages and all other recoveries,including recoveries under all reinsurance (except reinsurance of the Company excess of the limits of the Reinsurer's liability hereunder), shall be deducted from such Loss to arrive at the amount of liability, if any, attached hereunder.

All salvages, recoveries, or payments recovered or received subsequent to loss settlement hereunder, shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. Nothing in this clause shall be construed to mean that Losses are not recoverable hereunder; until the Company's Ultimate Net Loss has been ascertained.

"Unearned Premiums Reserve" shall mean the reserve for the amount of premium allocated to the unexpired portion of a policy in force as of any specified date.

                                   ARTICLE 11

TERM:

This Agreement is effective at 12:01 A.M. Eastern Standard Time, the 1st day of January 1996, with respect to Line(s) of Coverage written on and after said date for the Company by Preferred Employers Group Inc. ("PEGI") for Business as defined hereunder.

The Company shall not issue a policy for a period in excess of twelve (12) months plus odd time not exceeding eighteen (18) months in all or so deemed.

                                   ARTICLE III

TERRITORY:

The territorial scope of This Agreement shall be coextensive with the territorial scope of the Company's Policies reinsured hereunder.

                                   ARTICLE IV

BUSINESS REINSURED:

This Agreement shall cover, for the Business reinsured hereunder:

                  Workers Compensation and Employers Liability

Coverage A. Workers Compensation-Statutory
Coverage B. Employers Liability
Coverage C. Other States Insurance

written on behalf of the Company by PEGI.

                                    ARTICLE V

RE-INSURING CLAUSE:

The Company hereby obligates itself to cede to the Reinsurer and the Reinsurer hereby obligates itself to accept as reinsurance:

For Coverage A. The first $300,000 (three hundred thousand) Ultimate Net Loss as herein provided and specified under any and all policies issued or entered into, by or on behalf of the Company by PEGI, under the Business reinsured hereunder.

For Coverage B. The first $300,000 (three hundred thousand) Ultimate Net Loss as herein provided and specified under any and all policies issued or entered into, by or on behalf of the Company by PEGI, for The Business reinsured hereunder.

For Coverage C. The first $300,000 (three hundred thousand) Ultimate Net Loss as herein provided and specified under any and all policies issued or entered into, by or on behalf of the Company by PEGI, for the Business reinsured hereunder.

provided, however, that the Reinsurer's liability for Ultimate Net Loss shall be for a maximum amount of 70% (seventy percent) of the subject Gross Written Premium with respect to each individual underwriting year covered hereunder for all such Coverages combined.

The Company shall retain all liabilities for payment of Ultimate Net Loss in excess of 70% (seventy percent) of Gross Written Premium with respect to each individual underwriting year covered hereunder; provided, however, that nothing herein shall preclude the Company from obtaining excess of loss reinsurance or other reinsurance of such retained limits.

                                   ARTICLE VI

EXCLUSIONS:

The exclusions under this Agreement shall be co-extensive with the exclusions set forth in the Policies reinsured hereunder.

                                   ARTICLE VII

REINSURER'S PREMIUM:

The Premium payable to the Reinsurer for the Business ceded to the Reinsurer hereunder shall be as set forth in Schedule A attached to this Agreement

                                  ARTICLE VIII

CLAIMS:

The Reinsurer agrees to abide by the loss settlements of the Company, it being understood, however, that when so requested, the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance, and that the Reinsurer may cooperate in every respect in the defense or control of such claim, suit or proceeding.

The Company may deduct paid Loss and Allocated Loss Expenses paid as provided for in the REPORTS AND REMITTANCES ARTICLE, and the Company shall record and advise the Reinsurer of these deductions as provided in the REPORTS AND REMITTANCES ARTICLE.

The Company may, as its option, demand prompt payment of any Loss where the Reinsurer's share exceeds _____ and Reinsurer will promptly pay such amounts.

                                   ARTICLE IX

REPORTS AND REMITTANCES:

Within forty-five (45) days of the end of each month in which premium is due while this Agreement remains in effect, on behalf of the Company, PEGI shall remit (a) to the Company, the Company's ceding commission for the Business reinsured hereunder during such month after deduction of PEGI's commission as producing agent for such Policies, and (b) to the Reinsurer, the Reinsurer's net premium due after deduction for the Company's ceding commission.

The Company shall furnish to the Reinsurer, all statistics necessary for the Reinsurer to prepare monthly and annual statutory reports.

Within thirty (30) days of the end of each month while this Agreement remains in effect, the Company shall render to the Reinsurer an account current which shall summarize Gross Written Premiums, investment income, allowances for commissions, Losses Paid, Obligations and salvage recovered during the applicable month. The accounting shall also state the net balance due by either party. The balance due shall be paid by the debtor party to the other within fifteen ( 15) days after receipt of the account current or as soon as reasonably practicable thereafter.

                                    ARTICLE X

INDEMIFICATION AND ERRORS AND OMISSIONS:

Any recitals in this Agreement of the terms and provisions of the original policy or policies are merely descriptive and the Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under the original policy or policies. The Company shall be the sole judge as to what shall constitute a claim or loss covered under the Company's original policy or policies and as to the Company's liability thereunder and as to the amount or amounts which it shall be proper for the Company to pay thereunder and the Reinsurer shall be bound by the judgment of the Company as to the liability and obligation of the Company under its policy or policies.

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such delay, omission or error is rectified as soon as possible.

                                   ARTICLE XI

TAXES:

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax shall apply only to those Reinsurers which are not exempt from Federal Excise Tax.

                                   ARTICLE XII


SECURITY:

The Reinsurer shall provide to the Company on the date this Agreement is executed by the Reinsurer, as security for the Obligations of the Reinsurer hereunder (the "Security"), any combination of cash, United States Government securities and/or a clean and irrevocable letter of credit in continuously renewing form. The amount of the Security required as of the date this Agreement is executed by the Reinsurer shall be equal to 100% (one hundred percent) of the amount of the Unearned Premium Reserve less the amount of Losses Paid for the Business reinsured hereunder.

The total amount of Security required shall be adjusted at December 30, 1996 and at each December 30 thereafter to be an amount equal to 70% (seventy percent) of the Gross Ceded Premium (as set forth in Schedule A hereto) less the amount of Losses Paid for the expiring underwriting year, and such shall constitute the required Security for all underwriting years covered hereunder (computed as provided in Exhibit l hereto).

                                  ARTICLE XIII

INSPECTION

The Company shall place at the disposal of the Reinsurer, and the Reinsurer shall have the right to inspect, all reasonable times, through its authorized representatives, all books records and papers of the Company in connection with the reinsurance hereunder, or any claims in connection herewith.

                                   ARTICLE XIV

FOLLOW THE FORTUNES CLAUSE:

The Reinsurer's liability shall attach simultaneously with that of the Company and all reinsurances for which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, and to the same modifications, alterations and cancellations, as the respective Policy(ies) of the Company to which this Reinsurance Agreement relates.

The true intent of this Agreement is that, in every case to which this Agreement applies and in the proportions specified herein, the Reinsurer shall follow the fortunes of the Company.

This Article shall not apply insofar as the Company has been tortuous in handling a claim which is covered by this Agreement.

                                   ARTICLE XV

INSOLVENCY:

In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer (on the basis of the liability of the Company under contract or contracts reinsured without diminution because of the insolvency of the Company) to the Company or its liquidator, receiver, or statutory successor, except as provided by Section 4118 of the New York Insurance Law or except:

(a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and

(b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations, of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the contract or contracts reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim the Reinsurer may investigate such claim and interpose at their own expense in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem available to the company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                  ARTICLE XVI

ARBITRATION:

All disputes or differences arising out of the interpretation of this Agreement except as covered by Article XIX--Service of Suit, shall be submitted to the decision of two (2) Arbitrator, one to be chosen by each party, and in the event the Arbitrator fail to agree, to the decision of an Umpire to be chosen by the Arbitrators. The Arbitrators and Umpire shall be executive officials of Fire or Casualty Insurance or Reinsurance Companies. If either of the parties fails to appoint an Arbitrator within one (1) month after being required by the other party in writing to do so, or if the Arbitrators fail to appoint an Umpire, within one ( 1) month of a request in writing by either of them to do so, such Arbitrator or Umpire, as the case may be, shall at the request of either party be appointed by a Justice of the Supreme Court of the State of New York.

The Arbitration proceedings shall take place in New York, New York. The applicant shall submit its case within one (1) month after the appointment of the Court of Arbitration, and the respondent shall submit his reply within one
(1) month after receipt of a claim. The Arbitrators and Umpire are relieved from all Judicial formality and may abstain from following the strict rules of law. They shall settle any dispute under this Agreement according to an equitable rather than a strictly legal interpretation of its terms and their decision shall be final and not subject to appeal.

Each party shall bear the expense of its Arbitrator and shall jointly and equally share with the other the expenses of the Umpire and the of the Arbitration.

This Article shall survive the termination of this Agreement.

                                  ARTICLE XVII

RESERVES:

The Reinsurer will maintain legal reserves with respect to Outstanding Losses and Loss Expenses, reduced to net present value, and Unearned Premium Reserves.

                                  ARTICLE XVIII

TERMINATION:

(1) Either the Company or the Reinsurer may terminate this Agreement as of 12:01 A.M. Eastern Standard Time the first day of any calendar quarter by giving the other not less than one hundred-eighty (180) days' prior notice in writing by Certified Mail.

(2) Either party shall have the right to terminate this Agreement immediately by giving the other party notice:

     (a) If the performance of the whole or any part of this Agreement be prohibited or rendered impossible de jure or de facto in particular and without prejudice to the generality of the preceding words in consequence of any law or regulation which is or shall be in force in any country or territory or if any law or regulation shall prevent directly or indirectly the remittance of any or all or any part of the balance or payments due to or from either party.

     (b)  If the other party at any time shall:

          (i)  Become insolvent, or

          (ii) Suffer any impairment of capital, or

          (iii) File a petition in bankruptcy, or

          (iv) Go into liquidation or rehabilitation, or

          (v)  Have a receiver appointed, or

          (vi) Be acquired or controlled by any other insurance company or organization.

     (c) In the event of the severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the United States of America and the country in which the Reinsurer is incorporated or as its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency.

     All notices of termination in accordance with any of the provisions of this paragraph may be by Telex or Telegram and shall be deemed to be served upon dispatch, or where communications between the parties and interrupted, upon attempted dispatch.

(3) All notices of termination served in accordance with any of the provisions of this Article shall be addressed to the party concerned at its head office or at any other address previously designated by that party herein.

(4) In the event of this Agreement being terminated at any date other than at an annual anniversary date then the premium due to the Reinsurer shall be calculated pro rata of the net premiums written for the year concerned up to date of termination. The Reinsurer shall not be liable for any Losses arising from occurrences after the date of such Termination. The rights and obligations of both parties of this Agreement shall remain in full force until the effective date of termination.

(5) As respects coverage hereunder, it is understood and agreed that upon termination of this Agreement, coverage will continue hereunder beyond such termination date for all Losses occurring under Business in force at the termination of this Agreement until the natural expiration date, the cancellation date, or the date which the Company, as a matter of law, may terminate such Business.

(6) Should this Agreement terminate while a loss occurrence is in progress, the Reinsurer shall be liable to the extent of their interest, subject to the other conditions of this contract, for all losses resulting from such loss occurrence whether such losses arise before of after such termination.


                                   ARTICLE XIX


SERVICE OF SUIT:

It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or the breach of any other term or condition of this Agreement and for which the Company in its sole discretion has chosen not to file for Arbitration under Article XVII, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction and all matters arising hereunder shall be determined in accidence with the law and practice of such court.

It is further agreed that service of process in such suit may be made upon Baer Marks & Upham, 805 Third Avenue, New York, New York 10022, Attention: Donald J. Bezahler, Esquire and that in any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-mentioned are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon Reinsurer's behalf In the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory, or district of the United States which make provisions therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designate the above named as the person to whom the said office is authorized to mail such process or a true copy thereof.

                                   ARTICLE XX

CURRENCY:

All premium and loss payment hereunder shall be in Dollars.

Premium due hereunder in other than Dollars shall be paid by the Company in Dollars at the rates of exchange at which the original accounts were settled. Failing this the rate of exchange applied shall be that used by the Company in their own books of account or in accordance with any subsequent adjustment thereto.

The amounts recoverable for losses in other than Dollars shall be converted into Dollars at the same rates of exchange as were applied in the settlement of the original losses. Failing this the rate of exchange applied shall be that used by the Company in their own books either at the time of the settlement or in accordance with any subsequent adjustment thereto.

                                   ARTICLE XXI

OFFSETS:

The Company and the Reinsurer shall have the right to offset any balance(s) due from one to the other under this Agreement. The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums or losses or otherwise. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of
Section 7427 of the Insurance Law of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative.


In New York, New York this                      In ___________,_______, this
22 day of October, 1996.                         _______day of  _____, 1996.


NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA., FOR
itself and on behalf of its affiliated insurance companies constituting the Company
                                               ____[NAME OF REINSURER]___



By: ______________________                    By: __________________________

Title:_____________________                   Title: ________________________
         Division

Address:  70 Pine Street                      Address: ______________________
New York, NY 10270                                     ______________________

                                   SCHEDULE A
                             Effective _______, 1996
                                       to
                              REINSURANCE AGREEMENT
                            Effective ________, 1996

                         (hereinafter "this Areement")
                                     between
            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.,
               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA,
              AIU INSURANICE COMPANY (a New York corporation),and
                         NEW HAMPSHIRE INSURANCE COMPANY
                          (collectively the "Company")
                                       and

                           --------------------------
                              a Bermuda corporation
                                (the "Reinsurer")



The premium of the Company and the ceded premium to the Reinsurer effective as of the effective date of this Schedule shall be as stated in the Schedule set forth below:

1. Gross Premiums Written                           100%
   LESS

2. Excess and Aggregate Reinsurance                   5%
                                                  ------

   EQUALS
3. Subject Premium                                   95%

   LESS

4. State Premium Taxes                             4.28%

5. Residual Market Loads                           3.53%

6. Claims Administration Fees                      3.50%

7. Profit and Administration, Boards and Bureaus   4.50%

8. Direct Commission                              12.50%

9. Company's Service Fee                             52%
                                                  ------

10. Subtotal (add lines 4 through 9)              28.83%
                                                  ======

   EQUALS
11. Gross Ceded Premium                           66.17%
                                                  ======
   (line 3 less line 10)
                                      -10-

Exhibit I                     REINSURANCE AGREEMENT
                                     between

           NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.,
               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA,
              AIU INSURANCE COMPANY (a New York corporation), and
                         NEW HAMPSHIRE INSURANCE COMPANY
                          (collectively the "Company")
                                       and

                     --------------------------------------
                               ( the "Reinsurer")

Illustration of Cumulative Amounts Due under Reinsurance Agreement and Related Security

Initial transfer includes Policies with inception dates from January 1, 1996 to October 11, 1996 (illustration as of date)


Computation Date:                                  11-Oct-96        30-Dec-96
                                                  =============   =============
                                                    Projected       Projected
                                                    Initial         Initial
                                                    Transfer        Transfer
                                                  -------------   -------------


Gross Written Premium ("GWP")                        13,800,000      14,216,667
                                                  -------------   -------------
Ultimate Net Losses @ 55% of GWP                      7,590,000       7,819,167
Estimated loss payment
percentage in 1st year @ 50%                             49.89%          50,00%
                                                  -------------   -------------
Estimated Losses Paid                        (a)    $ 3,786,431     $ 3,909,853
Excess and aggregate
reinsurance @5% of GWP                              $   690,000     $   710,833
Program expenses @28.83% of GWP                     $ 3,978,540     $ 4,098,665
                                                  -------------   -------------
Total deductions                                    $ 8,454,971     $ 8,719,082

Net premiums due Reinsurer (cumulative)             $ 5,345,029     $ 5,497,585
                                                  =============   =============

Computation of Security
=======================

Gross Written Premium                              $ 13,800,000     $14,216,667  Estimated GWP
Estimated Unearned Premium Reserve Factor                45.05%          66.17%  Gross Ceded Premium Rate
                                                  -------------   -------------

Unearned Premium Reserve                           $ 6,216,900      $ 9,407,168  Gross Ceded Premiums
Security percentage                                       100%              70%  Security percentage

Gross Security required                            $ 6,216,900      $ 6,515,018  Total security required
Less: Losses Paid                            (a)   (53,786,431)      (3,909,583) Estimated Losses Paid
                                                  -------------   -------------
Net Security required (cumulative)                 $ 2,430,469      $ 2,675,434  Net Security required
                                                  =============   =============



NOTE: All amounts illustrated herein are cumulative.


                                            -11-